Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-189271, 333-147154, 333-147153, 033-61495, and 033-59071 on Form S-3 and Registration Statement Nos. 333-179730, 333-170417, 333-145741, 333-138839, 333-96967, 333-55082, 333-48226, 333-31120, 333-69381, 333-37369, 333-37371, and 33-58991 on Form S-8 of Exar Corporation of our report August 1, 2014, relating to the consolidated financial statements of Integrated Memory Logic Limited and subsidiaries appearing in this Current Report Form 8-K of Exar Corporation.

/s/ Deloitte & Touche

Taipei, Taiwan

The Republic of China

August 4, 2014